Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of ZIOPHARM Oncology, Inc. (the “Company”) for the quarter ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we Heidi Hagen, the Interim Principal Executive Officer of the Company and Timothy Cunningham, the Interim Principal Financial Officer of the Company, each hereby each certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2021

/s/ Heidi Hagen
Heidi Hagen
Interim Chief Executive Officer
(Principal Executive Officer)

/s/ Timothy Cunningham
Timothy Cunningham
Interim Chief Financial Officer
(Principal Financial Officer)